                            press information

MOOGINC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000

release date	Immediate	contact	Ann Marie Luhr
	November 4, 2016		716-687-4225

MOOG REPORTS FOURTH QUARTER AND YEAR END RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the fourth quarter and fiscal year ended October 1, 2016.

Fourth Quarter Highlights

•	Earnings per share of $0.92, up 23% from a year ago;

•	Sales of $619 million, down 1%;

•	Restructuring and impairment expenses of $12 million, the equivalent of $.24 per share;

•	Strong cash flow from operating activities.

Full-Year 2016 Highlights

•	Earnings per share of $3.47, up 4%;

•	Sales of $2.41 billion, down 4%;

•	Operating margins of 9.9%, up marginally;

•	Strong cash flow from operating activities, continuing the strong pattern of recent years;

•	Repurchase of 850,000 shares in the second and third quarters for $39 million.

Segment Results

Total Aircraft Controls sales in the quarter were $265 million, down 4% from a year ago. Military aircraft sales of $127 million were down 13%, with softness in both OEM and aftermarket sales. Commercial aircraft revenues increased 6%, to $139 million. Sales of OEM products to Airbus increased 44%, to $33 million, on the A350 ramp. Boeing OEM product sales were 14% higher, to $64 million. Commercial aftermarket sales were off marginally.

For the year, Aircraft Controls sales were $1.1 billion, down 2%. Military aircraft OEM sales of $512 million were down 6% due to weaker sales on legacy programs including the F-15 and F-18 fighters, V-22 tilt rotor and Black Hawk helicopter programs. However, F-35 production sales were 6% higher, at $90 million. Military aftermarket sales of $200 million were off 5% due to the completion of the C-5 Super Galaxy modernization program.

Commercial aircraft sales of $551 million in the year were up 2%, mostly due to increased Airbus A350 and Boeing 787 OEM deliveries. Commercial aftermarket sales were down 4% on lower initial provisioning of 787 spares and softer business jet activity.

In the quarter, Space and Defense segment sales were $97 million, up 5% year over year. Space sales were 14% higher, attributed to strong satellite propulsion sales. Defense sales were off 4% on softer ground vehicle sales in Europe.

Space and Defense sales for the year were $366 million, down 4%. Space sales were $183 million, off 5%, as work on NASA’s Common EHA and Soft Capture programs wound down. Defense sales were down 3%, at $184 million, reflecting lower sales of missile controls and ground vehicle systems in Europe.

Industrial System segment sales in the quarter were $131 million, up 2%. Most of the increase was tied to stronger foreign currencies relative to the U.S. dollar. Energy sales were higher, simulation and test sales were mostly unchanged and industrial automation sales were down.

Industrial System sales for the year were $515 million, down 1%, mostly due to foreign exchange movements. Weaker industrial automation sales for metal forming and steel processing equipment, off 6%, were partly offset by increased sales for simulation and test products and an increase in wind energy sales tied to pitch control systems.

The Company’s Medical Devices segment has been integrated into the Components segment. All Components segment numbers referenced below have been restated and are comparable.

Components segment sales in the quarter were $125 million, down 1% from last year on weaker industrial sales, in particular, sales of oil and gas exploration products. Aerospace and defense sales of $47 million and medical sales of $47 million were unchanged. For the year, Components sales were $467 million, down 13%, with lower sales across all markets.

Consolidated year-end 12-month backlog was $1.2 billion.

Fiscal 2017 Outlook

The Company provided its initial projections for fiscal 2017.

•	Forecast sales of $2.44 billion, up 1%;

•	Forecast earnings per share of $3.50, plus or minus $0.20;

•	Forecast full year operating margins of 10.3%;

•	Another year of solid cash flow.

“Q4 was a strong finish to a challenging fiscal 2016,” said John Scannell, Chairman and CEO. “Like many companies, we’re faced with a slow-growth environment and we responded with restructuring activities, on-going portfolio adjustments and continued investment for the long term. Our underlying operations performed well despite significant challenges in the year and we’re optimistic that the actions we've taken will lead to long-term performance improvements.”

“We’re starting out fiscal 2017 with a cautious view of our markets. We’re assuming most markets will be fairly stable with the only real growth coming from the A350 program. We’re planning for a negative shift in the mix of programs in both our military and commercial aircraft businesses as production rates on legacy programs such as the F-18, 777 and business jets slow and new programs such as the F-35 and A350 continue to ramp up. Our Aircraft R&D will abate somewhat but will remain relatively high on our A350 and E-2 programs. We’ll also have a higher tax rate than fiscal 2016.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•	governmental regulations and customer demands related to conflict minerals may adversely impact our operating results;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs; and

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net sales	$619,078	$623,224	$2,411,937	$2,525,532
Cost of sales	431,804	434,564	1,700,354	1,788,828
Gross profit	187,274	188,660	711,583	736,704
Research and development	36,801	35,389	147,336	132,271
Selling, general and administrative	85,643	90,780	339,961	371,498
Interest	8,686	8,014	34,605	28,967
Restructuring	7,090	8,845	15,393	15,449
Goodwill impairment	4,800	—	4,800	—
Other	(772)	3,358	(3,372)	4,685
Earnings before income taxes	45,026	42,274	172,860	183,834
Income taxes	14,106	14,080	49,227	51,951
Net earnings attributable to common shareholders and noncontrolling interest	$30,920	$28,194	$123,633	$131,883

Net earnings (loss) attributable to noncontrolling interest	(2,223)	—	(3,112)	—

Net earnings attributable to common shareholders	$33,143	$28,194	$126,745	$131,883

Net earnings per share attributable to common shareholders
Basic	$0.92	$0.76	$3.49	$3.39
Diluted	$0.92	$0.75	$3.47	$3.35

Average common shares outstanding
Basic	35,875,495	37,070,364	36,277,445	38,945,880
Diluted	36,127,880	37,401,767	36,529,344	39,334,520

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net sales:
Aircraft Controls	$265,124	$275,444	$1,063,718	$1,086,547
Space and Defense Controls	97,327	92,967	366,091	381,444
Industrial Systems	131,458	128,413	514,984	521,505
Components	125,169	126,400	467,144	536,036
Net sales	$619,078	$623,224	$2,411,937	$2,525,532
Operating profit:
Aircraft Controls	$27,311	$24,811	$98,509	$100,006
	10.3%	9.0%	9.3%	9.2%
Space and Defense Controls	5,992	13,452	41,419	33,236
	6.2%	14.5%	11.3%	8.7%
Industrial Systems	10,105	6,049	48,542	45,021
	7.7%	4.7%	9.4%	8.6%
Components	17,918	12,864	49,772	67,250
	14.3%	10.2%	10.7%	12.5%
Total operating profit	61,326	57,176	238,242	245,513
	9.9%	9.2%	9.9%	9.7%
Deductions from operating profit:
Interest expense	8,686	8,014	34,605	28,967
Equity-based compensation expense	477	505	3,271	5,074
Corporate and other expenses, net	7,137	6,383	27,506	27,638
Earnings before income taxes	$45,026	$42,274	$172,860	$183,834
 .

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	October 1, 2016	October 3, 2015
ASSETS
Current assets
Cash and cash equivalents	$325,128	$309,853
Receivables	688,388	698,419
Inventories	479,040	493,360
Deferred income taxes	92,903	91,210
Prepaid expenses and other current assets	34,688	34,653
Total current assets	1,620,147	1,627,495
Property, plant and equipment, net	522,369	536,756
Goodwill	740,162	737,212
Intangible assets, net	113,560	143,723
Other assets	45,621	41,285
Total assets	$3,041,859	$3,086,471
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$1,379	$83
Current installments of long-term debt	167	34
Accounts payable	144,450	165,973
Accrued salaries, wages and commissions	126,319	125,270
Customer advances	167,514	167,423
Contract loss reserves	32,543	30,422
Other accrued liabilities	116,860	116,300
Total current liabilities	589,232	605,505
Long-term debt, excluding current installments	1,010,304	1,075,067
Long-term pension and retirement obligations	401,747	348,239
Deferred income taxes	42,171	60,209
Other long-term liabilities	4,343	2,919
Total liabilities	2,047,797	2,091,939
Commitment and contingencies	—	—
Redeemable noncontrolling interest	5,651	—
Shareholders’ equity
Common stock	51,280	51,280
Other shareholders' equity	937,131	943,252
Total shareholders’ equity	988,411	994,532
Total liabilities and shareholders’ equity	$3,041,859	$3,086,471

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Twelve Months Ended
	October 1, 2016	October 3, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings attributable to common shareholders and noncontrolling interest	$123,633	$131,883
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	77,407	78,610
Amortization	21,325	24,999
Deferred income taxes	4,248	12,991
Equity-based compensation expense	3,271	5,074
Other	13,440	7,826
Changes in assets and liabilities providing (using) cash:
Receivables	1,672	60,616
Inventories	12,644	3,821
Accounts payable	(21,821)	8,107
Customer advances	2,903	24,112
Accrued expenses	(727)	(6,525)
Accrued income taxes	4,481	(9,986)
Net pension and post retirement liabilities	(29,708)	(15,048)
Other assets and liabilities	3,086	8,066
Net cash provided by operating activities	215,854	334,546
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(11,016)	—
Purchase of property, plant and equipment	(67,208)	(80,693)
Other investing transactions	1,256	13,095
Net cash used by investing activities	(76,968)	(67,598)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term repayments	—	(3,570)
Proceeds from revolving lines of credit	324,670	428,130
Payments on revolving lines of credit	(409,670)	(518,130)
Proceeds from long-term debt	20,000	—
Payments on long-term debt	(10,098)	(5,259)
Proceeds from senior notes, net of issuance costs	—	294,430
Proceeds from sale of treasury stock	4,574	11,436
Purchase of outstanding shares for treasury	(44,933)	(363,848)
Proceeds from sale of stock held by SECT	28,048	7,395
Purchase of stock held by SECT	(28,799)	(15,151)
Purchase of stock held by SERP Trust	(2,300)	(7,328)
Excess tax benefits from equity-based payment arrangements	598	5,996
Other financing transactions	(1,950)	(100)
Net cash used by financing activities	(119,860)	(165,999)
Effect of exchange rate changes on cash	(3,751)	(22,388)
Increase in cash and cash equivalents	15,275	78,561
Cash and cash equivalents at beginning of period	309,853	231,292
Cash and cash equivalents at end of period	$325,128	$309,853